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                                                                     EXHIBIT 5.1

LATHAM & WATKINS LLP

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              Washington, D.C.

File No. 021832-0025

July 30, 2004

Hyundai ABS Funding Corporation
10550 Talbert Avenue
Fountain Valley, California 92708

          Re: Hyundai ABS Funding Corporation: Registration Statement on Form
              S-3 (Registration No. 333-117398)

Ladies and Gentlemen:

     We have acted as special counsel for Hyundai ABS Funding Corporation, a Delaware corporation (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the form of prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement(s)") and the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "SEC") on July 30, 2004, in connection with the registration by the Company of Asset Backed Notes (the "Notes"). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a "Trust") to be formed by the Company pursuant to a trust agreement entered into by and among the Company, a trustee and an administrator. For each series, the Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust and an indenture trustee (the "Indenture Trustee").

     In our capacity as your special counsel in connection with such registration, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes, and for purposes of this letter, have assumed such proceedings will be timely completed. We have examined such matters of fact and questions of law, including an examination of copies of such documents, as we have deemed necessary or appropriate for the purposes of this letter. We have examined, among other things, the Registration Statement, including the Prospectus and the Prospectus Supplement filed with the Registration Statement, and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of trust agreement, the form of receivables purchase agreement and the form of sale and servicing agreement.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this letter, we have assumed that




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Hyundai ABS Funding Corporation
July 30, 2004
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LATHAM & WATKINS LLP

proper proceedings in connection with the authorization and issuance of the Notes will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the Delaware Statutory Trust Act, including statutory and reported decisional law thereunder, in the manner presently proposed.

     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have not independently verified such factual matters.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of New York normally applicable to transactions similar to the issuance of the Notes by a Trust ("Applicable Laws"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof: when (a) the applicable Indenture has been duly authorized by the Company and executed and delivered by the related Trust and the Indenture Trustee, (b) the Notes have been duly authorized in accordance with the applicable Indenture and Applicable Law, duly executed and issued by the related Trust, duly authenticated by the Indenture Trustee and sold by the Company or by such Trust, at the direction of the Company, as applicable, and payment therefor shall have been received by such Trust in the manner contemplated by the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act of 1933, as amended, and any and all Prospectus Supplement(s) required by Applicable Laws have been delivered and filed as required by such laws, and assuming that (i) the terms of the Notes as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Notes as executed and delivered do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the related Trust, (iii) the Notes as executed and delivered comply with all requirements and restrictions, if any, applicable to the related Trust, whether imposed by any court or governmental or regulatory body having jurisdiction over such Trust and (iv) the Notes are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Notes will constitute legally valid and binding obligations of the related Trust, enforceable against such Trust in accordance with the terms of the Notes.

     The opinion expressed above does not include any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, and does not include any opinion with respect to compliance with laws relating to permissible rates of interest.

     The opinions set forth above are subject to the following limitations, qualifications, and exceptions:




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LATHAM & WATKINS LLP

     (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

     (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

     (iii) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

     (iv) we express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of the New York courts in respect of any action or proceeding arising out of or relating to the relevant documents, jurisdiction or venue; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) restrictions upon non-written modifications and waivers;
(e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (h) proxies, powers and trusts; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (j) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies.

     With your consent, we have assumed for purposes of this letter that each party to each applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; each party to each applicable Indenture has the requisite power and authority to execute and deliver such Indenture and to perform its obligations under such Indenture; each applicable Indenture has been duly authorized, executed and delivered by each party thereto; each applicable Indenture constitutes the legally valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and each applicable Indenture Trustee is in compliance, generally and with respect to acting as Indenture Trustee under the applicable Indenture, with all applicable laws and regulations. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the legal or regulatory status or the nature or extent of the business of any Indenture Trustee or any affiliate thereof.

     We consent to your filing this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus and "Legal Opinions" in the Prospectus Supplement included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.




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Hyundai ABS Funding Corporation
July 30, 2004
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LATHAM & WATKINS LLP

     This letter may not be relied upon by you for any other purpose without our prior written consent.

                                                  Very truly yours,


                                                  /s/ Latham & Watkins LLP
                                                  ------------------------------
                                                  Latham & Watkins LLP